UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2008

KAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-97201	98-0360062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

93-95 Gloucester Place, London, England, United Kingdom	W1U 6JQ
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2008, Martin Hurley resigned as Chief Executive Officer and a member of the board of directors of KAL Energy, Inc. (the “Company”), effective immediately. Mr. Hurley resigned for personal reasons and not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

At a meeting of the board of directors of the Company held on May 21, 2008, the board decided to start a search for Mr. Hurley’s replacement as Chief Executive Officer and to fill the existing vacancy on the board. William Bloking, the Company’s current Executive Chairman, will replace Mr. Hurley as President of the Company.

Item 7.01 Regulation FD Disclosure.

On May 21, 2008, the Company issued a press release announcing Mr. Hurley’s resignation as Chief Executive Officer and a member of the Company’s board of directors, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release of KAL Energy, Inc., dated May 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAL ENERGY, INC

May 21, 2008	By:	/s/ Jorge Nigaglioni
Jorge Nigaglioni
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of KAL Energy, Inc., dated May 21, 2008.